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                                                                   EXHIBIT 3(B)

                               CODE OF REGULATIONS

                                       OF

                             AEP GENERATING COMPANY

                              (an Ohio Corporation)

                           (As Amended June 15, 2000)


                                    ARTICLE I

                                     OFFICES

    SECTION 1. Principal Office. The principal office of the corporation shall be located at 1 Riverside Plaza, Columbus, Ohio 432l5.

    SECTION 2. Other Offices. In addition to its principal office, the corporation may also have offices at such other places within or without the State of Ohio as the Board of Directors may from time to time determine.


                                   ARTICLE II

                                PLACE OF MEETINGS

    Special meetings of the shareholders and regular and special meetings of the Board of Directors may be held at any place or places within or without the State of Ohio.

                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

    SECTION 1. Annual Meeting. The annual meeting of the shareholders of the corporation for the purpose of electing directors and transacting such other business as may properly come before the meeting shall be held at the principal office of the corporation on the second Tuesday in February of each year, if not a legal holiday, but if a legal holiday, then on the next business day following.

    Upon due notice there may also be considered and acted upon at an annual meeting any matter which could properly be considered and acted upon at a special meeting.

    At the annual meeting, or any other meeting of the stockholders at which directors are to be elected, the officers of the corporation shall lay before the shareholders a statement of profit and loss and a balance sheet containing a summary of the assets and liabilities, a summary of profits earned, dividends paid and other changes in the surplus account of the corporation, made up to a date not more than four months before said meeting, from the date up to which the last preceding statement, account and balance sheet were made up. A certificate, signed by the Chairman of the Board, the President or a Vice-President and by the Treasurer or an Assistant Treasurer, or by a public accountant or firm of public accountants, shall be appended to such statement of profit and loss and balance sheet, stating that they are true and correct and that they exhibit a fair view of the state of the corporation's affairs according to its books.

    The officers of the corporation shall, upon the written request of any shareholder made after notice of any such meeting, forthwith mail to such requesting shareholder a copy of such statement of profit and loss and balance sheet.

    SECTION 2. Special Meetings. After notice given pursuant to Section 3, special meetings of the shareholders may be held at any time upon call of the Chairman of the Board, the President, a Vice-President, the Secretary, an Assistant Secretary, a majority of the Board of Directors acting with or without a meeting, or of the persons who hold shares entitling them to exercise twenty-five per cent (25%) of the voting power of all the shares outstanding and entitled to vote thereat or as provided in the Articles of Incorporation. Such call shall state the time, place and purposes of the meeting.

    SECTION 3. Notice of Meeting. Notice in writing of each annual or special meeting of shareholders shall be given by the Secretary or the officer performing his duties, stating the time and place and the purposes thereof, and a copy of such notice shall be served upon or mailed to each shareholder of record entitled to vote or entitled to notice, not more than sixty (60) days nor less than ten (10) days before any such meeting. If mailed, it shall be directed to a shareholder at his address as it appears upon the records of the corporation.

    All notices with respect to any shares issued to persons as joint tenants may be given to whichever of such persons is named first on the books of the corporation and notice so given shall be sufficient notice to all such persons.

    Every person who by operation of law, transfer, or by any other means whatsoever shall become entitled to any share shall be bound by every notice in respect of such share which previously to the entry of his name and address upon the books of the corporation as the registered holder of such share shall have been given to the person from whom he derives the title to such share. In the event of the transfer of shares after notice has been given and prior to the holding of the meeting, it shall not be necessary to serve notice upon the transferee. If any meeting, annual or special, is adjourned to another time or place, no further notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

    SECTION 4. Waiver of Notice. Any shareholder, either before or after any meeting, may waive in writing any notice required to be given by law or under the Articles or under these regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy, such meeting shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

    SECTION 5. Record Date. Closing Books. The Board of Directors may fix a date not exceeding sixty (60) days preceding the date of any meeting of shareholders or any dividend payment date or any date for the allotment of rights as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be, and may close the books of the corporation against transfer of shares during the whole or any part of such period including the time of such meeting of the shareholders and any adjournments thereof. If the Board of Directors shall not fix such record dates as aforesaid or close the books against transfer, the shareholders of record at the close of business on the 15th day prior to the date of such meeting or the date fixed to receive a dividend or right shall be the shareholders entitled to notice of such meeting and entitled to vote thereat and/or to receive such dividends or rights as the case may be.

    At any meeting of shareholders a list of shareholders entitled to vote, alphabetically arranged, showing the number and classes of shares held by each on the date fixed or established for closing the books against transfers or the record date fixed or established, as provided in this Section, certified by the Secretary of the corporation, may be produced by such Secretary, and shall be produced on the request of any shareholder, and such list shall be prima facie evidence of the ownership of shares and of the right of shareholders to vote at such meeting.

    SECTION 6. Quorum. At any meeting, the holders of shares entitling them to exercise a majority of the voting power of the corporation, present in person or represented by proxy, shall constitute a quorum for all purposes, except as set forth in the Articles or as otherwise provided by law. At any meeting at which a quorum is present, all questions and business which shall come before the meeting shall be determined by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shares represented by shareholders present in person or by proxy except when a different proportion is required by law, the Articles or these regulations. At any meeting, whether a quorum is present or not, the holders of shares entitling them to exercise a majority of the voting power of the shares represented by shareholders present in person or by proxy may adjourn from time to time and from place to place without notice other than by announcement at the meeting; provided, however, that such adjournment shall not preclude any class of shareholders from taking any action which they may be entitled to take pursuant to the provisions of the Articles.

    SECTION 7. Proxies. Any shareholder of record, entitled to attend a shareholders' meeting or to vote thereat or to assent or give consents in writing, may be represented at such meeting or vote thereat or assent or give consents in writing, as the case may be, or exercise any other of his rights, by proxy or proxies which, executed as hereinafter provided, shall be filed with the Secretary of the corporation at or before such meeting.

    The instrument appointing a proxy shall be in writing and signed by the person making the appointment. A copy of a telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photographic, photostatic or other reproduction of a writing appearing to have been signed by a shareholder, appointing a proxy or proxies, shall be deemed to be and may be accepted and recognized as a sufficient proxy writing.

     No appointment of a proxy shall be valid after the expiration of eleven months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

    The person so appointed need not be a shareholder. A vote in accordance with the terms of a proxy shall be valid notwithstanding the previous death or incapacity of the principal or revocation of his appointment or the transfer of shares voted, unless notice in writing of such death, incapacity, revocation or transfer shall have been received at the office of the corporation at least twenty-four hours before the meeting. The presence of a shareholder at a meeting shall not operate to revoke a proxy given by him unless and until notice of such revocation is given to the corporation in writing or in open meeting.

    SECTION 8. Inspectors of Election. The Board of Directors of the corporation may, by resolution adopted at a meeting of the Board of Directors held in advance of any meeting of shareholders, appoint three Inspectors of Election to act at such meeting of shareholders or any adjournment thereof. If Inspectors of Election are not so appointed, the officer or person acting as chairman of any such shareholders' meeting shall make such appointment. In case any person appointed as an Inspector of Election shall fail or refuse to appear or to act, the vacancy may be filled by appointment made at the shareholders' meeting by the officer or person acting as chairman.

    The decision, act or certificate of a majority of the Inspectors of Election shall be effective in all respects as the decision, act or certificate of all.

    The Inspectors of Election shall determine the number of shares outstanding, the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, assents or consents, hear and determine all challenges and questions in any way arising in connection with the vote, count and tabulate all votes, assents and consents, determine and announce the result, and do such acts as may be proper to conduct the election or vote with fairness to all shareholders of the corporation.

    On request, the Inspectors of Election shall make a report in writing of any challenge, question or matter determined by them and make and execute a certificate of any fact found by them.

    Any certificate of the Inspectors of Election shall be prima facie evidence of the facts stated therein and of the vote as certified by them.

    No Inspector of Election need be a shareholder of the corporation.

                                   ARTICLE IV

                                    DIRECTORS

    SECTION 1: Number of Directors. The Board of Directors shall consist of such number not less than three nor more than fifteen members, as shall be fixed from time to time by the Board of Directors or by the shareholders at the annual meeting or a special meeting. (As amended 6/15/2000)

    SECTION 2. Election of Directors. The election of directors shall take place at the annual meeting of shareholders, but if the annual meeting is not held or directors are not elected thereat or if a class of shareholders become entitled to the election of directors pursuant to the provisions of the Articles, they may be elected at a special meeting called and held for that purpose.

    Within sixty days after his election, each director shall qualify either (a) by accepting in writing his election as a director, or (b) by acting at a meeting of the Board of Directors.

    SECTION 3. Term of Office. Subject to the provisions of the Articles, directors shall hold office for one year and until their successors are chosen and qualified.

    Directors need not be shareholders of the corporation.

    SECTION 4. Vacancies. Subject to the provisions of the Articles, the remaining directors, though less than a majority of the whole board, may by a vote of a majority of this number fill any vacancy in the Board of Directors and the person so elected shall hold office until an election to fill such vacancy is had. Subject to the provisions of the Articles, shareholders entitled to elect directors shall have the right to fill any vacancy in the Board (whether the same has been temporarily filled by the remaining directors or not) at any meeting of the shareholders called for that purpose, and any director elected at any such meeting of the shareholders shall serve until the next annual meeting of shareholders and until his successor is chosen.

    Within the meaning of this section a vacancy or vacancies shall be deemed to exist in case the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized or an adjournment thereof, to elect the additional directors so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.


                                    ARTICLE V

                POWERS AND MEETINGS OF THE BOARD OF DIRECTORS

    SECTION 1. General Powers of Board. The powers and capacity of the corporation shall be vested in and its authority shall be exercised, its business and affairs conducted and its property controlled by the Board of Directors, subject nevertheless to the Articles and these regulations.

    SECTION  2.  Other  Powers.   Without  prejudice  to  the  general  powers
conferred by or implied in the last preceding section, the directors, acting as a Board, shall have power,

      (a) To fix, define and limit the powers and duties of all officers; (b) To fix the salaries of all officers; (c) To appoint, and at their discretion to remove, or suspend, such subordinate officers, assistants, managers, agents and employees as the directors may from time to time think fit and to determine their duties and fit their compensation;
      (d) To require any officer, agent or employee of the corporation to furnish a bond for faithful performance in such amount and with such sureties as they may approve;
      (e) To designate a depositary or depositaries of the funds of the corporation and the officer or officers or other persons who shall be authorized to sign notes, checks, drafts, contracts, deeds, mortgages, and other instruments on behalf of the corporation;
      (f) To appoint and remove transfer agents and/or registrars for the corporation's shares; (g) To authorize the payment of compensation to the Directors for services to the corporation, including fees for attendance at meetings of the Board of Directors, and to determine the amount of such compensation and fees.

    SECTION 3. Meetings of the Board. A meeting of the Board of Directors may be held immediately following the adjournment of each shareholders' meeting at which directors are elected, and notice of such meeting need not be given.

    The Board of Directors may, by resolution, provide for other regular meetings of the Board. Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board, the President, a Vice-President, or any two members of the Board.

    Notice in writing of meetings of the Board of Directors shall be delivered personally to each director or sent to each director by mail, telegram, cablegram or radiogram at least two (2) days prior to the meeting, but such notice may be waived by any director either before or after the holding thereof. The notice need not specify the purpose of the meeting. Unless otherwise indicated in the notice thereof, any business may be transacted at any regular or special meeting.

    Meetings of the Board of Directors may be held at its principal office or at any other place or places within or without the State of Ohio.

    Meetings of the Board shall be presided over by the Chairman of the Board, or, in his absence, by the President, or, in the absence of both, by a Vice-President, or, if none of such officers is present, by a chairman to be elected at the meeting. The Secretary of the corporation shall act as Secretary of such meeting if present. In his absence the chairman may appoint a Secretary.

    SECTION 4. Quorum. A majority of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time without notice other than by announcement at the meeting until a quorum shall be present.


                                   ARTICLE VI

                                    OFFICERS

SECTION 1. General Provisions. The Board of Directors shall choose a President, a Secretary and a Treasurer and may also choose a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers and such other officers as may be deemed necessary. The Chairman of the Board, if any, shall be, but the other officers may or may not be, chosen from among the members of the Board of Directors. Any two or more of such offices, other than that of President and Vice President, Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

SECTION 2. Term of Office. The officers of the corporation shall hold office during the pleasure of the Board of Directors and unless sooner removed by the Board of Directors, until the organization meeting of the Board of Directors following the date of their election or until their successors are chosen and qualified.

  The Board of Directors may remove any officer at any time with or without cause, by a majority vote.

  A vacancy in any office, however created, shall be filled by the Board of Directors.

SECTION 3. Duties of Officers. The officers of the corporation shall have such duties as usually pertain to their offices, except as modified by the Board of Directors and shall also have such other powers and duties as may be conferred or enjoined upon them by the Board of Directors or by law.


                                   ARTICLE VII

                          EXECUTIVE AND OTHER COMMTTEES

  The board of directors may create an executive committee or any other committee or committees of the board, and may authorize the delegation to any such committee of any of the powers of the board and may define the extent to which such powers may be delegated.

  Any such committee shall be composed of members of and shall be appointed by the board of directors to serve until otherwise ordered, and any such committee shall act only in the intervals between meetings of the board of directors and shall be subject at all times to the control and direction of the board of directors.

  Unless otherwise provided in the regulations or ordered by the board of directors, any such committee may act by a majority of its members at a meeting or by a writing signed by all its members.

  An act, or authorization of an act, by any such committee within the scope of the power delegated to it, shall be as effective for all purposes as the act or authorization of the board of directors.


                                  ARTICLE VIII

                            TRANSACTIONS OF DIRECTORS

    A director of this corporation shall not be disqualified by his office from dealing or contracting with this corporation either as a vendor, purchaser, or otherwise, nor shall any transaction or contract of this corporation be void or voidable by reason of the fact that any director or any firm of which any director is a member or any corporation of which any director is a shareholder or director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by a vote of a majority of a quorum of the Board of Directors without counting in such majority of quorum any director so interested or member of a firm so interested or a shareholder or director of a corporation so interested, or (2) by vote at any stockholders' meeting of the holders of record of shares entitled to exercise a majority of the voting power of all the outstanding shares of stock of this corporation entitled to vote or by writing or writings signed by holders of shares entitled to exercise such a majority of voting power; nor shall any director be liable to account to this corporation for any profits realized by him from or through any such transaction, or contract of this corporation authorized, ratified or approved as aforesaid by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or director, was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner provided by law; nor shall anything herein be considered as in any way affecting the rights of the corporation or of any person interested, on account of any fraud in connection with any such transaction.


                                   ARTICLE IX

                                 IDEMNIFICATION

    SECTION 1. Actions by Third Parties. To the fullest extent permitted by law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding (formal or informal), whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit or proceeding by or in the right of the corporation) by reason of the fact that such person, such person's testator or interstate, is or was a director, officer, or employee of the corporation, or of any subsidiary or affiliate of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, partner, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, decrees, tines (including excise taxes), penalties, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding and all expenses and attorney's fees incurred in successfully asserting a claim for indemnification pursuant to this Section 1, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

    SECTION 2. Actions By or In the Right of the Corporation. To the fullest extent permitted by law, the corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer, or employee of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, partner, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit and all expenses and attorney's fees incurred in successfully asserting a claim for indemnification pursuant to this Section 2, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

      (a) any claim, issue, or matter as to which such person is finally adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to be extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;
      (b) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

    SECTION 3. Method of Determining Whether Standards for Indemnification Have Been Met. In any case in which a director, officer or employee of the corporation (or a representative of the estate of such director, officer or employee) requests indemnification, upon such person's request the Board of Directors shall meet within sixty (60) days thereof to determine whether such person is eligible for indemnification in accordance with the standards set forth in Sections 1 and 2 of this Article IX. Such determination shall be made as follows:

      (a) by a majority vote of a quorum consisting of directors who were not and are not parties to or threatened with the action, suit or proceeding in respect of which indemnification is sought; or
      (b) if the quorum described in division (a) of this Section 3 is not obtainable or if a majority vote of such quorum so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation, or any person to be indemnified, within the past five years; or
      (c) by the shareholders; or
      (d) by the court of common pleas or the court in which such action, suit or proceeding was brought; or
      (e) if the person seeking indemnification is neither a director nor an officer of the corporation, by the Chairman of the Board.

Notification of any determination made by the disinterested directors under division (a) of this Section 3 or by independent legal counsel under division
(b) of this Section 3 shall be delivered as required by the Ohio Revised Code. Notwithstanding the foregoing, a determination of eligibility for indemnification may be made in any manner permitted by law.

    SECTION 4. Advancement of Expenses. To the fullest extent permitted by law, the corporation shall promptly advance expenses, including attorney's fees, as they are incurred by any person who was or is a party or threatened to be made a party to any threatened, pending, or completed action, suit or proceeding (formal or informal), whether civil, criminal, administrative or investigative, including all appeals and whether by or in the right of the corporation or otherwise, by reason of the fact that such person, such person's testator or intestate, is or was a director, officer or employee of the corporation, or of any subsidiary or affiliate of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, partner, or employee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, upon request of such person and receipt of an undertaking by or on behalf of such director, officer or employee to repay amounts advanced to the extent that it is ultimately determined that such person was not eligible for indemnification in accordance with the standards set forth in Sections 1 and 2 of this Article IX.

    SECTION 5. Contract rights, Non-exclusivity of Indemnification, Contractual Indemnification. The foregoing provisions of this Article IX shall be deemed to be a contract between the corporation and each director, officer or employee of the corporation, or its subsidiaries or affiliates, and any modification or repeal of this Article IX or such provisions of the Ohio General Corporation Law shall not diminish any rights or obligations existing prior to such modification or repeal with respect to any action or proceeding theretofore or thereafter brought; provided, however, that the right of indemnification provided in this
Article IX shall not be deemed exclusive of any other rights to which any director, officer or employee of the corporation may now be or hereafter become entitled apart from this Article IX, under any applicable law including the Ohio General Corporation Law. Irrespective of the provisions of this Article IX, the Board of Directors may, at any time or from time to time, approve indemnification of directors, officers, employees or agents to the full extent permitted by the Ohio General Corporation Law at the time in effect, whether on account of past or future actions or transactions. Notwithstanding the foregoing, the corporation shall enter into such additional contracts providing for indemnification and advancement of expenses with directors, officers or employees of the corporation or its subsidiaries or affiliates as the Board of Directors shall authorize, provided that the terms of any such contract shall be consistent with the provisions of the Ohio General Corporation Law.

    SECTION 6. Miscellaneous Provisions. As used in this Article IX, the term "employee" shall include, without limitation, any employee, including any professionally licensed employee, of the corporation. Such term shall also include, without limitation, any employee, including any professionally licensed employee, of a subsidiary or affiliate of the corporation who is acting on behalf of the corporation.

    The indemnification provided by this Article IX shall be limited with respect to directors, officers and controlling persons to the extent provided in any undertaking entered into by the corporation or its subsidiaries or affiliates, as required by the Securities and Exchange Commission pursuant to any rule or regulation of the Securities and Exchange Commission now or hereafter in effect.

    The corporation may purchase and maintain insurance on behalf of any person described in this Article IX against any liability which may be asserted against such person whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

   If any provision of this Article IX shall be found to be invalid or limited in application by reason of any law, regulation or proceeding, it shall not affect any other provision or the validity of the remaining provisions hereof.

    The provisions of this Article IX shall be applicable to claims, actions, suits or proceedings made, commenced or pending after the adoption hereof, whether arising from acts or omissions to act occurring before or after the adoption hereof.


                                    ARTICLE X

                             CERTIFICATES FOR SHARES

    SECTION I. Form and Execution. Certificates for shares, certifying the number and class of fully paid shares owned, shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; provided, however, that if such certificates are countersigned by a transfer agent, who is not an employee of the corporation, and by a registrar, the signatures of any such officers of the corporation and the seal of the corporation upon such certificates may be facsimiles, engraved, stamped or printed. In case any officer or officers who shall have signed or whose facsimile signature or signatures shall have been used, printed or stamped on any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates, when authenticated by the endorsement thereon of the signature of a transfer agent or registrar, may nevertheless be adopted and used by the corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

    SECTION 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issue of a new certificate in place thereof upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificate, save upon the order of a court having jurisdiction.


                                   ARTICLE XI

                                   FISCAL YEAR

    The fiscal year of the corporation shall end on the thirty-first day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.


                                   ARTICLE XII

                                      SEAL

    The seal of the corporation shall be circular in form with the words "AEP Generating Company", and the date "1982" surrounding the words "Corporate Seal." If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the necessary purposes of the corporation.


                                  ARTICLE XIII

                                   AMENDMENTS


    This Code of Regulations may be changed, added to, amended, or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or without a meeting, by the written consent of holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.